Exhibit 99.1
GitLab Reports Fourth Quarter and Full Fiscal Year 2025 Financial Results

Fourth Quarter Fiscal Year 2025 Highlights:
•Total revenue of $211.4 million, up 29% year-over-year
•GAAP operating margin of (7)%; non-GAAP operating margin of 18%
•Operating cash flow of $63.2 million and non-GAAP adjusted free cash flow of $62.1 million

Fiscal Year 2025 Highlights:
•Total revenue of $759.2 million, up 31% year-over-year
•GAAP operating margin of (18)%; non-GAAP operating margin of 10%
•Operating cash flow of $(64.0) million and non-GAAP adjusted free cash flow of $120.0 million

San Francisco (March 03, 2025) -All-Remote-GitLab Inc. (NASDAQ: GTLB), the most comprehensive AI-powered DevSecOps platform, today reported financial results for its fourth quarter and full fiscal year of 2025, ended January 31, 2025.

“This quarter’s results demonstrate the power of GitLab’s innovative DevSecOps platform,” said Bill Staples, GitLab chief executive officer. “AI is fundamentally changing the software development landscape. With the GitLab platform and GitLab Duo, customers can leverage AI that fully takes advantage of the GitLab platform which ensures their software quality, security, privacy, compliance, and governance requirements are met to deliver secure software faster.”

“We reported a very strong fourth quarter for fiscal year 2025 highlighted by 29% year-over-year revenue growth and meaningful operating margin expansion,” said Brian Robins, GitLab chief financial officer. “In particular, we saw significant demand from our enterprise customers who see GitLab as their trusted DevSecOps partner, helping them to deliver on some of their most complex software demands.”

GitLab Names Chief Revenue Officer

GitLab announced that Ian Steward will join the company as Chief Revenue Officer (CRO), effective May 3, 2025. Steward joins from Tricentis, where he serves as CRO. He has spent his career driving revenue growth with a strong analytical and operational bias. He brings a wealth of experience working with developers and IT organizations to help them realize value.

Interim CRO, and Chief Marketing and Strategy Officer Ashley Kramer will remain in her roles through the end of Q1 FY26, enabling a smooth transition. We are grateful for Ashley’s many contributions over the past three years and wish her continued success.

GitLab Appoints New Member to Board of Directors

The company announced the appointment of David Henshall to its board of directors on March 3, 2025. Henshall will also join the board’s Audit Committee. Henshall served as President and Chief Executive Officer and as a member of the board of directors of Citrix Systems, Inc., from 2017 to 2021. Prior to this role, he served in various other roles at Citrix, including Chief Financial Officer and Chief Operating Officer, during his 18-year tenure at the company. For more information on GitLab’s Board of Directors, please visit https://about.gitlab.com/company/team/board-of-directors/.

Fourth Quarter Fiscal Year 2025 Financial Highlights (in millions, except per share data and percentages):

	Q4 FY 2025	Q4 FY 2024	Y/Y Change
Revenue	$211.4	$163.8	29%
GAAP Gross margin	89%	90%
Non-GAAP Gross margin	91%	92%

GAAP Operating margin	(7)%	(21)%
Non-GAAP Operating margin	18%	8%
GAAP Operating loss	$(15.4)	$(34.9)	$19.5
Non-GAAP Operating income	$37.4	$13.2	$24.2
GAAP Net income (loss) attributable to GitLab	$10.8	$(36.9)	$47.7
Non-GAAP Net income attributable to GitLab	$56.7	$25.0	$31.7
GAAP Net income (loss) per share attributable to GitLab, basic	$0.07	$(0.24)	$0.31
GAAP Net income (loss) per share attributable to GitLab, diluted	$0.06	$(0.24)	$0.30
Non-GAAP Net income per share attributable to GitLab, basic	$0.35	$0.16	$0.19
Non-GAAP Net income per share attributable to GitLab, diluted	$0.33	$0.15	$0.18
GAAP net cash provided by operating activities	$63.2	$24.9	$38.3
Non-GAAP adjusted free cash flow	$62.1	$24.5	$37.6

Fiscal Year 2025 Financial Highlights (in millions, except per share data and percentages):

	FY 2025	FY 2024	Y/Y Change
Revenue	$759.2	$579.9	31%
GAAP Gross margin	89%	90%
Non-GAAP Gross margin	91%	91%
GAAP Operating margin	(18)%	(32)%
Non-GAAP Operating margin	10%	(0.2)%
GAAP Operating loss	$(138.8)	$(187.4)	$48.6
Non-GAAP Operating income (loss)	$77.6	$(1.4)	$79.0
GAAP Net loss attributable to GitLab	$(2.4)	$(425.7)	$423.3
Non-GAAP Net income attributable to GitLab	$124.8	$32.6	$92.2
GAAP Net loss per share attributable to GitLab, basic	$(0.02)	$(2.76)	$2.74
GAAP Net loss per share attributable to GitLab, diluted	$(0.02)	$(2.76)	$2.74
Non-GAAP Net income per share attributable to GitLab, basic	$0.78	$0.21	$0.57
Non-GAAP Net income per share attributable to GitLab, diluted	$0.74	$0.20	$0.54
GAAP net cash provided by (used in) operating activities	$(64.0)	$35.0	$(99.0)
Non-GAAP adjusted free cash flow	$120.0	$33.4	$86.6

A reconciliation between GAAP and non-GAAP financial measures is contained in this release under the section titled “Non-GAAP Financial Measures.”

Additional Financial Highlights:

•Customers with more than $5,000 of ARR reached 9,893, an increase of 15% year-over-year.
•Customers with more than $100,000 of ARR reached 1,229, an increase of 29% year-over-year.
•Customers with more than $1M of ARR increased to 123, up 28% from Q4 of fiscal year 2024.
•Dollar-Based Net Retention Rate was 123%.
•Total RPO grew 40% year-over-year to $945.0 million, while cRPO grew 35% to $579.2 million.

Business Highlights:

•Announced the general availability of GitLab Duo Self-Hosted, which allows customers to maintain full control over their data privacy, security, and the deployment of LLMs.
•Announced the private beta of GitLab Duo Workflow.
•Recognized as a Gartner® Peer Insights™ Customers’ Choice in the 2025 Voice of the Customer for DevOps Platforms Report1.
•Named Ian Steward as Chief Revenue Officer (CRO), effective May 3, 2025.
•Announced the appointment of David Henshall to GitLab’s board of directors.

First Quarter and Fiscal Year 2026 Financial Outlook

This afternoon’s first quarter and fiscal year 2026 financial outlook applies a new 22% long-term non-GAAP projected tax rate. This rate reflects the new location of GitLab’s intellectual property in the U.S. following the conclusion of our bilateral advance pricing agreement. It does not imply an incremental increase in our actual cash taxes paid. This rate could change for various reasons including significant changes in our geographic earnings mix, tax law or tax rate changes in the jurisdictions in which we operate.

For the first quarter and fiscal year 2026, GitLab Inc. expects (in millions, except share and per share data):

	Q1 FY 2026 Guidance	FY 2026 Guidance
Revenue	$212.0 - $213.0	$936 - $942
Non-GAAP operating income	$21.0 - $22.0	$109 - $114
Non-GAAP diluted net income per share assuming approximately 172 million and 173 million weighted average shares outstanding during Q1 FY 2026 and FY 2026, respectively.	$0.14 - $0.15	$0.68 - $0.72

These statements are forward-looking and actual results may differ materially as a result of many factors. Refer to the Forward-Looking Statements safe harbor below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below in Non-GAAP Financial Measures. We have not provided the most directly comparable GAAP financial guidance measures because certain items are out of our control or cannot be reasonably predicted. Accordingly, a reconciliation of non-GAAP guidance for operating income (loss) and net income (loss) per share to the corresponding GAAP measures is not available.
__________
1 Gartner®, Voice of the Customer for DevOps Platforms, Peer Contributors, 24 February 2025

GARTNER is a registered trademark and service mark of Gartner, Inc. and/or its affiliates in the U.S. and internationally, and PEER INSIGHTS is a registered trademark of Gartner, Inc. and/or its affiliates and are used herein with permission. All rights reserved.

Gartner Peer Insights content consists of the opinions of individual end users based on their own experiences, and should not be construed as statements of fact, nor do they represent the views of Gartner or its affiliates. Gartner does not endorse any vendor, product or service depicted in this content nor makes any warranties, expressed or implied, with respect to this content, about its accuracy or completeness, including any warranties of merchantability or fitness for a particular purpose.

The Gartner content described herein (the “Gartner Content”) represents research opinion or viewpoints published, as part of a syndicated subscription service, by Gartner, Inc. ("Gartner"), and is not a representation of fact. Gartner Content speaks as of its original publication date (and not as of the date of this Earnings Press Release), and the opinions expressed in the Gartner Content are subject to change without notice.

Revision of Previously Issued Financial Statements:
Certain prior period amounts included in this release have been revised. During the current reporting period, the Company identified certain prior period adjustments, including with respect to the recognition and presentation of liabilities incurred at the formation of our GitLab Information Technology (Hubei) Co., LTD Joint Venture in China (“JiHu”), for the FY 2023, FY 2024 and FY 2025 quarterly and annual financial statements. These revisions were not material to the prior periods and do not affect revenue, loss from operations, non-GAAP operating income, or non-GAAP net income. A quantification of the impact of these adjustments on each financial statement line item will be included in the Company's Annual Report on Form 10-K for the year ended January 31, 2025.

Conference Call Information

GitLab will host a conference call today, March 03, 2025, at 1:30 p.m. (PT) / 4:30 p.m. (ET) to discuss its fourth quarter and full fiscal year 2025 financial results and its guidance for the first quarter and full fiscal year 2026. Interested parties may register for the call in advance by visiting https://bit.ly/4ggCwB0. A live webcast of this conference call will be available on GitLab’s investor relations website (ir.gitlab.com), and a replay will also be archived on the website for one year.

About GitLab

GitLab is the most comprehensive AI-powered DevSecOps platform for software innovation. GitLab enables organizations to increase developer productivity, improve operational efficiency, reduce security and compliance risk, and accelerate digital transformation. More than 50 million registered users and more than 50% of the Fortune 100 trust GitLab to ship better, more secure software faster.

Non-GAAP Financial Measures

GitLab believes non-GAAP measures are useful in evaluating its operating performance. GitLab uses this supplemental information to evaluate its ongoing operations and for internal planning and forecasting purposes. GitLab believes that non-GAAP financial information, when taken collectively with its GAAP financial information, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool, and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Reconciliations of non-GAAP financial measures to the most directly comparable financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. We define non-GAAP financial measures as GAAP measures, excluding certain items such as stock-based compensation expense, amortization of acquired intangible assets, foreign exchange (gain) loss, equity method investment loss and impairment, acquisition related expenses, changes in the fair value of acquisition related contingent consideration, charitable donation of common stock, restructuring charges, a non-recurring income tax adjustment related to bilateral advance pricing agreement (“BAPA”) negotiations, non-recurring charges associated with the formation of our GitLab Information Technology (Hubei) Co., LTD Joint Venture in China (“JiHu”), and other expenses that the Company believes are not indicative of its ongoing operations. Shares used for net income per share on a non-GAAP basis include incremental dilutive shares related to restricted stock units, options, and shares issuable under GitLab Inc.’s 2021 Employee Stock Purchase Plan that are anti-dilutive on a GAAP basis. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of expenses that may be incurred in the future. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures and not rely on any single financial measure to evaluate our business.

Adjusted Free Cash Flow

Adjusted free cash flow is a non-GAAP financial measure that we calculate as net cash provided by operating activities less cash used for purchases of property and equipment, plus any non-recurring income tax payments related to BAPA, plus any non-recurring payments related to the formation of JiHu. We believe that adjusted free cash flow is a useful indicator of liquidity that provides information to management and investors about the amount of cash generated from our operations that, after the investments in property and equipment, any non-recurring income tax payments related to BAPA, and any non-recurring payments related to the formation of JiHu, can be used for strategic initiatives, including investing in our business, and strengthening our financial position. One limitation of adjusted free cash flow is that it does not reflect our future contractual commitments. Additionally, adjusted free cash flow does not represent the total increase or decrease in our cash balance for a given period.

Forward-Looking Statements

This press release and the accompanying earnings call contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. Although we believe that the expectations reflected in the forward-looking statements contained in this release and the accompanying earnings call are reasonable, they are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause actual results or outcomes to be materially different from any future results or outcomes expressed or implied by the forward-looking statements. These risks, uncertainties, assumptions, and other factors include, but are not limited to the following:

• our ability to effectively manage our growth;
• our revenue growth rate in the future;
• our ability to achieve and sustain profitability, our business, financial condition, and operating results;
• security and privacy breaches;

• intense competition in our markets and loss of market share to our competitors;
• our ability to respond to rapid technological changes;
• the market for our services may not grow;
• a decline in our customer renewals and expansions;
• fluctuations in our operating results;
• our incorporation of artificial intelligence features into our products;
• our transparency;
• our publicly available company Handbook;
• customers staying on our free self-managed or SaaS product offering;
• our ability to accurately predict the long-term rate of customer subscription renewals or adoption, or the impact of these renewals and adoption;
• our hiring model;
• the effects of ongoing armed conflict in different regions of the world on our business; and
• general economic conditions (including changes in interest rates, inflation, uncertainty of the federal budget, increased volatility in the capital markets, and instability in the global banking sector) and slow or negative growth of our markets.

Further information on these and additional risks, uncertainties, and other factors that could cause actual outcomes and results to differ materially from those included in or contemplated by the forward-looking statements contained in this release are included under the caption “Risk Factors” and elsewhere in the filings and reports we make with the Securities and Exchange Commission. We do not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events, except as required by law.

Operating Metrics

Annual Recurring Revenue (“ARR”): We define annual recurring revenue as the annual run-rate revenue of subscription agreements, including our self-managed and SaaS offerings but excluding professional services, from all customers as measured on the last day of a given month. We calculate ARR by taking the monthly recurring revenue (“MRR”) and multiplying it by 12. MRR for each month is calculated by aggregating, for all customers during that month, monthly revenue from committed contractual amounts of subscriptions, including our self-managed license, self-managed subscription, and SaaS subscription offerings but excluding professional services.

Dollar-Based Net Retention Rate: We calculate Dollar-Based Net Retention Rate as of a period end by starting with our customers as of the 12 months prior to such period end (“Prior Period ARR”). We then calculate the ARR from these customers as of the current period end (“Current Period ARR”). The calculation of Current Period ARR includes any upsells, price adjustments, user growth within a customer, contraction, and attrition. We then divide the total Current Period ARR by the total Prior Period ARR to arrive at the Dollar-Based Net Retention Rate.

GitLab Inc.
Condensed Consolidated Balance Sheets
(in thousands, except per share data)
(unaudited)

	January 31, 2025(1)	January 31, 2024(1)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$227,649	$287,996
Short-term investments	764,728	748,289
Accounts receivable, net of allowance for doubtful accounts of $991 and $673 as of January 31, 2025 and January 31, 2024, respectively	264,565	166,731
Deferred contract acquisition costs, current	38,964	32,300
Prepaid expenses and other current assets	40,411	49,143
Total current assets	1,336,317	1,284,459
Property and equipment, net	4,013	2,954
Operating lease right-of-use assets	381	405
Goodwill	16,139	8,145
Intangible assets, net	17,834	1,733
Deferred contract acquisition costs, non-current	20,142	19,317
Other non-current assets	4,437	4,390
TOTAL ASSETS	$1,399,263	$1,321,403
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$7,519	$1,738
Accrued expenses and other current liabilities	50,788	301,262
Accrued compensation and benefits	40,233	35,809
Deferred revenue, current	442,599	338,348
Total current liabilities	541,139	677,157
Deferred revenue, non-current	26,369	23,794
Other non-current liabilities	6,557	14,060
TOTAL LIABILITIES	574,065	715,011
STOCKHOLDERS’ EQUITY:
Preferred stock, $0.0000025 par value; 50,000 shares authorized as of January 31, 2025 and January 31, 2024; no shares issued and outstanding as of January 31, 2025 and January 31, 2024	—	—
Class A Common stock, $0.0000025 par value; 1,500,000 shares authorized as of January 31, 2025 and January 31, 2024; 144,444 and 114,670 shares issued and outstanding as of January 31, 2025 and January 31, 2024, respectively	—	—
Class B Common stock, $0.0000025 par value; 250,000 shares authorized as of January 31, 2025 and January 31, 2024; 19,469 and 42,887 shares issued and outstanding as of January 31, 2025 and January 31, 2024, respectively	—	—
Additional paid-in capital	1,952,031	1,718,661
Accumulated deficit	(1,163,722)	(1,161,288)
Accumulated other comprehensive income (loss)	(8,508)	2,398
Total GitLab stockholders’ equity	779,801	559,771
Noncontrolling interests	45,397	46,621
TOTAL STOCKHOLDERS’ EQUITY	825,198	606,392
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,399,263	$1,321,403
__________
(1) As of January 31, 2025 and January 31, 2024, the consolidated balance sheet includes assets of the consolidated variable interest entity, GitLab Information Technology (Hubei) Co., LTD (“JiHu”), of $46.5 million and $51.2 million, respectively, and liabilities of $10.3 million and $10.1 million, respectively. The assets of JiHu can be used only to settle obligations of JiHu and creditors of JiHu do not have recourse against the general credit of GitLab Inc.

GitLab Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2025	2024	2025	2024
Revenue:
Subscription—self-managed and SaaS	$185,562	$142,026	$675,179	$506,306
License—self-managed and other	25,869	21,753	84,070	73,600
Total revenue	211,431	163,779	759,249	579,906
Cost of revenue:
Subscription—self-managed and SaaS	17,277	12,165	64,916	45,486
License—self-managed and other	5,592	3,824	20,224	14,222
Total cost of revenue	22,869	15,989	85,140	59,708
Gross profit	188,562	147,790	674,109	520,198
Operating expenses:
Sales and marketing	98,753	90,762	384,295	356,393
Research and development	62,885	52,388	239,652	200,840
General and administrative	42,370	39,523	188,985	150,405
Total operating expenses	204,008	182,673	812,932	707,638
Loss from operations	(15,446)	(34,883)	(138,823)	(187,440)
Interest income	10,292	11,813	47,735	39,114
Other income (expense), net	4,017	(11,451)	9,187	(12,241)
Loss before income taxes and loss from equity method investment	(1,137)	(34,521)	(81,901)	(160,567)
Loss from equity method investment, net of tax	—	(1,416)	—	(3,824)
Provision for (benefit from) income taxes	(11,344)	2,035	(76,674)	265,145
Net income (loss)	$10,207	$(37,972)	$(5,227)	$(429,536)
Net loss attributable to noncontrolling interest	(577)	(1,104)	(2,793)	(3,859)
Net income (loss) attributable to GitLab	$10,784	$(36,868)	$(2,434)	$(425,677)
Net income (loss) per share attributable to GitLab Class A and Class B common stockholders:
Basic	$0.07	$(0.24)	$(0.02)	$(2.76)
Diluted	$0.06	$(0.24)	$(0.02)	$(2.76)
Weighted-average shares used to compute net income (loss) per share attributable to GitLab Class A and Class B common stockholders:
Basic	163,055	156,601	160,580	154,283
Diluted	170,094	156,601	160,580	154,283

GitLab Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2025	2024	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss), including amounts attributable to noncontrolling interest	$10,207	$(37,972)	$(5,227)	$(429,536)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Stock-based compensation expense	46,636	43,017	185,899	163,049
Change in fair value of acquisition related contingent consideration	—	—	3,750	—
Charitable donation of common stock	2,956	2,675	11,827	10,700
Amortization of intangible assets	2,195	521	8,126	2,167
Depreciation expense	499	1,039	2,860	4,368
Amortization of deferred contract acquisition costs	14,064	12,397	49,714	43,463
Loss from equity method investment	—	776	—	3,824
Impairment of equity method investment	—	8,858	—	8,858
Net amortization of premiums or discounts on short-term investments	(3,813)	(5,988)	(16,746)	(20,349)
Unrealized foreign exchange loss (gain), net	(4,083)	4,194	(9,526)	4,833
Other non-cash expense, net	162	1,013	930	1,330
Changes in assets and liabilities:
Accounts receivable	(67,991)	(31,050)	(99,649)	(36,341)
Prepaid expenses and other current assets	5,927	(15,722)	8,424	(23,688)
Deferred contract acquisition costs	(22,421)	(21,340)	(58,127)	(53,100)
Other non-current assets	(1,034)	865	(183)	(309)
Accounts payable	5,472	(3,219)	5,505	(3,443)
Accrued expenses and other current liabilities	(16,647)	13,090	(257,261)	259,445
Accrued compensation and benefits	13,558	12,331	4,743	15,173
Deferred revenue	74,240	50,189	108,743	79,347
Other non-current liabilities	3,295	(10,821)	(7,773)	5,249
Net cash provided by (used in) operating activities	63,222	24,853	(63,971)	35,040
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of short-term investments	(204,304)	(242,021)	(707,698)	(815,697)
Proceeds from maturities of short-term investments	183,520	207,028	708,382	734,007
Purchases of property and equipment	(1,157)	(329)	(3,765)	(1,598)
Payments for business combination, net of cash acquired	—	—	(20,210)	—
Payments for asset acquisition	—	—	(7,660)	—
Escrow payment related to business combination, after acquisition date	—	—	—	(2,500)
Other investing activities	—	(450)	457	(450)
Net cash used in investing activities	(21,941)	(35,772)	(30,494)	(86,238)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from the issuance of common stock upon exercise of stock options, including early exercises, net of repurchases	6,069	9,810	23,964	32,302
Issuance of common stock under employee stock purchase plan	5,624	5,182	13,556	12,933
Settlement of acquisition related contingent cash consideration	—	—	(4,900)	—
Net cash provided by financing activities	11,693	14,992	32,620	45,235
Impact of foreign exchange on cash and cash equivalents	(1,957)	(1,386)	1,498	(3,943)
Net increase (decrease) in cash and cash equivalents	51,017	2,687	(60,347)	(9,906)

Cash and cash equivalents at beginning of period	176,632	285,309	287,996	297,902
Cash and cash equivalents at end of period	$227,649	$287,996	$227,649	$287,996

GitLab Inc.
Reconciliation of GAAP to Non-GAAP
(in thousands, except per share data)
(unaudited)

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2025	2024	2025	2024
Gross profit on GAAP basis	$188,562	$147,790	$674,109	$520,198
Gross margin on GAAP basis	89%	90%	89%	90%
Stock-based compensation expense	1,998	1,640	7,922	6,400
Amortization of acquired intangibles	2,195	521	8,126	2,067
Restructuring charges	—	—	—	463
Gross profit on non-GAAP basis	$192,755	$149,951	$690,157	$529,128
Gross margin on non-GAAP basis	91%	92%	91%	91%

Sales and marketing on GAAP basis	$98,753	$90,762	$384,295	$356,393
Stock-based compensation expense	(18,664)	(17,184)	(72,954)	(68,766)
Restructuring charges	—	(188)	(1,126)	(3,811)
Sales and marketing on non-GAAP basis	$80,089	$73,390	$310,215	$283,816

Research and development on GAAP basis	$62,885	$52,388	$239,652	$200,840
Stock-based compensation expense	(15,478)	(13,887)	(58,312)	(50,804)
Restructuring charges	—	—	(393)	(2,119)
Research and development on non-GAAP basis	$47,407	$38,501	$180,947	$147,917

General and administrative on GAAP basis	$42,370	$39,523	$188,985	$150,405
Stock-based compensation expense	(10,496)	(10,306)	(46,711)	(37,079)
Amortization of acquired intangibles	—	—	—	(100)
Restructuring charges	—	—	(377)	(1,634)
Charitable donation of common stock	(2,957)	(2,675)	(11,828)	(10,700)
Changes in the fair value of acquisition related contingent consideration	—	—	(3,750)	—
Acquisition related expenses	(391)	(1,314)	(3,240)	(1,314)
Other non-recurring charges (1)	(646)	(404)	(1,730)	(817)
General and administrative on non-GAAP basis	$27,880	$24,824	$121,349	$98,761

Loss from operations on GAAP basis	$(15,446)	$(34,883)	$(138,823)	$(187,440)
Stock-based compensation expense	46,636	43,017	185,899	163,049
Amortization of acquired intangibles	2,195	521	8,126	2,167
Restructuring charges	—	188	1,896	8,027
Charitable donation of common stock	2,957	2,675	11,828	10,700
Changes in the fair value of acquisition related contingent consideration	—	—	3,750	—
Acquisition related expenses	391	1,314	3,240	1,314
Other non-recurring charges (1)	646	404	1,730	817
Income (loss) from operations on non-GAAP basis	$37,379	$13,236	$77,646	$(1,366)

Other income (expense), net on GAAP basis	$4,017	$(11,451)	$9,187	$(12,241)
Impairment of equity method investment	—	8,858	—	8,858
Foreign exchange gains (losses), net	(3,860)	2,611	(9,416)	2,871
Other non-recurring charges (1)	$173	$173	$690	$701
Other income, net on non-GAAP basis	$330	$191	$461	$189

Net income (loss) attributable to GitLab common stockholders on GAAP basis	$10,784	$(36,868)	$(2,434)	$(425,677)
Stock-based compensation expense	46,636	43,017	185,899	163,049
Amortization of acquired intangibles	2,195	521	8,126	2,167
Restructuring charges	—	188	1,896	8,027

Charitable donation of common stock	2,957	2,675	11,828	10,700
Changes in the fair value of acquisition related contingent consideration	—	—	3,750	—
Acquisition related expenses	391	1,314	3,240	1,314
Impairment of equity method investment	—	8,858	—	8,858
Loss from equity method investment, net of tax	—	1,416	—	3,824
Foreign exchange gains (losses), net	(3,860)	2,611	(9,416)	2,871
Income tax adjustment (1)	(3,222)	735	(80,468)	255,947
Other non-recurring charges (1)	819	577	2,420	1,518
Net income attributable to GitLab common stockholders on non-GAAP basis	$56,700	$25,044	$124,841	$32,598

GAAP net income (loss) per share, basic	$0.07	$(0.24)	$(0.02)	$(2.76)
GAAP net income (loss) per share, diluted	$0.06	$(0.24)	$(0.02)	$(2.76)

Non-GAAP net income per share, basic	$0.35	$0.16	$0.78	$0.21
Non-GAAP net income per share, diluted	$0.33	$0.15	$0.74	$0.20

Shares used in per share calculation - basic on GAAP basis	163,055	156,601	160,580	154,283
Effect of dilutive securities	7,039	8,820	7,909	8,182
Shares used in per share calculation - diluted on non-GAAP basis	170,094	165,421	168,489	162,465
(1) Other non-recurring charges and income tax adjustment consist primarily of one-time charges associated with the formation of Jihu and BAPA negotiations.

GitLab Inc.
Reconciliation of GAAP Cash Flow from Operating Activities to Adjusted Free Cash Flow
(in thousands)
(unaudited)

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2025	2024	2025	2024
Computation of adjusted free cash flow (1)
GAAP net cash provided by (used in) operating activities	$63,222	$24,853	$(63,971)	$35,040
Less: Purchases of property and equipment	(1,157)	(329)	(3,765)	(1,598)
Add: Income tax payments related to BAPA	—	—	187,735	—
Non-GAAP adjusted free cash flow	$62,065	$24,524	$119,999	$33,442
(1) No non-recurring payments related to the formation of JiHu were recorded during the periods presented.

Media Contact:
Lisa Boughner
VP, Global Communications
GitLab Inc.
press@gitlab.com

Investor Contact:
Kelsey Turcotte
VP, Investor Relations
GitLab Inc.
ir@gitlab.com